Exhibit 99.1

CMS Energy announces cash tender offers for up to $150 million of outstanding debt securities issued by CMS Energy and Consumers Energy

Jackson, Mich., May 3, 2023 – CMS Energy Corporation (“CMS Energy”) (NYSE: CMS) announced today the commencement of a cash tender offer (the “Tender Offer”) for up to $150 million (the “Aggregate Maximum Purchase Price”) combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offer) of the outstanding notes listed in the table below (the “Notes”), which were issued by CMS Energy or Consumers Energy Company (“Consumers”).

The table below summarizes certain information regarding the Notes and the Tender Offer, including the acceptance priority levels (the “Acceptance Priority Levels”), subject to the applicable sublimit (set forth in the table below) (each, a “Series Tender Cap”), if applicable, and the Aggregate Maximum Purchase Price for the Notes.

The Notes

Title of Security	CUSIP Numbers	Issuer	Principal Amount Outstanding	Acceptance Priority Level (1)	Series Tender Cap	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2)(3)
2.500% First Mortgage Bonds due 2060	210518 DJ2	Consumers Energy Company	$525,000,000	1	$150,000,000	4.000% U.S.T. due 11/15/52	PX1	97	$30
2.650% First Mortgage Bonds due 2052	210518 DN3	Consumers Energy Company	$300,000,000	2	N/A	4.000% U.S.T. due 11/15/52	PX1	82	$30
3.100% First Mortgage Bonds due 2050	210518 DF0	Consumers Energy Company	$550,000,000	3	N/A	4.000% U.S.T. due 11/15/52	PX1	103	$30
3.250% First Mortgage Bonds due 2046	210518 CZ7	Consumers Energy Company	$450,000,000	4	N/A	3.875% U.S.T. due 02/15/43	PX1	101	$30
4.700% Senior Notes due 2043	125896 BL3	CMS Energy Corporation	$250,000,000	5	$25,000,000	3.875% U.S.T. due 02/15/43	PX1	190	$30
3.500% First Mortgage Bonds due 2051	210518 DH6	Consumers Energy Company	$575,000,000	6	N/A	4.000% U.S.T. due 11/15/52	PX1	108	$30
3.750% First Mortgage Bonds due 2050	210518 DE3	Consumers Energy Company	$300,000,000	7	N/A	4.000% U.S.T. due 11/15/52	PX1	115	$30

(1)	The offers with respect to the Notes are subject to the Aggregate Maximum Purchase Price (as defined above) of $150,000,000 in aggregate purchase price and the Series Tender Caps. All references to the aggregate purchase price for the Notes include the applicable Total Consideration or Tender Offer Consideration (as defined below) and exclude applicable accrued interest and fees and expenses related to the Tender Offer. CMS Energy will purchase an aggregate principal amount of the Notes having an aggregate purchase price up to the Aggregate Maximum Purchase Price, subject to the Acceptance Priority Level and the Series Tender Caps, each as set forth in the table above. The Series Tender Caps are based on notional amounts. CMS Energy reserves the right, but is under no obligation, to increase the Aggregate Maximum Purchase Price and/or any Series Tender Cap at any time, including on or after May 17, 2023, subject to applicable law, which could result in CMS Energy purchasing an aggregate principal amount of the Notes having a greater aggregate purchase price in the Tender Offer and/or purchasing an aggregate principal amount of such series of Capped Notes (as defined below) above the applicable sublimit set forth herein.

(2)	Per $1,000 principal amount.

(3)	The Total Consideration for Notes validly tendered prior to or at the applicable Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the applicable Early Tender Payment (as defined below).

The Tender Offer is being made pursuant to an Offer to Purchase, dated May 3, 2023 (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offer. The Tender Offer will expire at 5:00 p.m., New York City time, on June 1, 2023, or any other date and time to which Tender Offer is extended (such date and time, as it may be extended with respect to the Tender Offer, the “Expiration Date”), unless earlier terminated. Holders of Notes must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City time, on May 16, 2023, (such date and time, as it may be extended with respect to the Tender Offer, the “Early Tender Date”), to be eligible to receive the Total Consideration, which is inclusive of the applicable cash amount set forth in the above tables under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of Notes who validly tender their Notes after the Early Tender Date but prior to the applicable Expiration Date will only be eligible to receive the applicable Tender Offer Consideration.

All holders of Notes accepted for purchase will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of Notes of each series validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable “Fixed Spread” for such Notes specified in the tables above plus the applicable yield to maturity based on the bid-side price of the applicable “U.S. Treasury Reference Security” specified in the tables above as quoted on the applicable page on the Bloomberg Bond Trader at 10:00 a.m., New York City time, on the business day following the Early Tender Date which is expected to be May 17, 2023. The “Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

Notes tendered prior to or at the Early Tender Date and accepted for purchase will be accepted based on the Acceptance Priority Levels noted in the tables above, with 1 being the highest Acceptance Priority Level and 7 being the lowest Acceptance Priority Level and will have priority over Notes tendered after the Early Tender Date, regardless of the Acceptance Priority Levels of the Notes tendered after the Early Tender Date. Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn would cause the Aggregate Maximum Purchase Price to be exceeded, or, in the case of each of the 2.500% First Mortgage Bonds due 2060 and the 4.700% Senior Notes due 2043 (together, the “Capped Notes”), if the aggregate principal amount of such series of Capped Notes validly tendered and not validly withdrawn is greater than the applicable Series Tender Cap.

The Tender Offer will expire on the applicable Expiration Date. The settlement date for the Notes that are validly tendered on or prior to the Early Tender Date is expected to be May 18, 2023, the second business day following the Early Tender Date, assuming the conditions to the satisfaction of the Tender Offer are satisfied. The settlement date for Notes that are validly tendered following the Early Tender Date but on or prior to the applicable Expiration Date is expected to be June 5, 2023, the second business day following the Expiration Date.

Notes that are validly tendered may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 16, 2023 (unless extended, the “Withdrawal Deadline”). After such time Notes may not be withdrawn unless CMS Energy extends the Withdrawal Deadline.

CMS Energy, Consumers, or their affiliates may from time to time, after completion of the Tender Offer, purchase additional Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise, or CMS Energy or Consumers may redeem Notes that are redeemable pursuant to their terms.

CMS Energy’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is not subject to any minimum tender condition but is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing condition that CMS Energy shall have closed its previously announced convertible note offering on terms satisfactory to it in its sole discretion resulting in net proceeds in an amount not less than the amount required, upon the terms and subject to the conditions of the Tender Offer, to purchase all the Notes validly tendered and accepted for purchase in the Tender Offer and to pay accrued interest thereon and fees and expenses associated therewith. CMS Energy reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Aggregate Maximum Purchase Price and Series Tender Caps; or (iv) otherwise amend the Tender Offer in any respect.

Information Relating to the Tender Offer

Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as the dealer managers (the “Dealer Managers”) for the Tender Offer. The information agent and tender agent is D.F. King & Co. Inc. (“D.F. King”). Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King via email at cms@dfking.com, (888) 628-1041 (U.S. toll-free), (212) 269-5550 (banks and brokers) or at www.dfking.com/cms. Questions regarding the Tender Offer should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or J.P. Morgan Securities LLC, Liability Management Desk at (212) 834-4045 (collect) or (866) 834-4666 (toll free).

None of CMS Energy, its affiliates, the Dealer Managers, D.F. King or the trustee with respect to any series of Notes is making any recommendation as to whether holders of Notes should tender any Notes in response to the Tender Offer, and neither CMS Energy nor any such other person has authorized any person to make any such recommendation. Holders of Notes must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offer, including complete instruction on how to tender Notes, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by holders of Notes before making a decision to tender any Notes. The Offer to Purchase may be downloaded from D.F. King’s website at www.dfking.com/cms or obtained from D.F. King, free of charge, by calling toll-free at (888) 628-1041 (bankers and brokers can call collect at (212) 269-5550) or emailing at cms@dfking.com.

CMS Energy (NYSE: CMS) is a Michigan-based energy company featuring Consumers Energy Company, an electric and gas utility, as its primary business. It also owns and operates independent power generation businesses.

Forward-Looking Information

This news release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: the fact that there can be no assurance that the contemplated Tender Offer will be completed in accordance with its terms, or at all; there can be no assurance that a significant principal amount of the debt being tendered will be validly tendered and accepted for purchase in the Tender Offer; the impact and effect of recent events, such as worsening trade relations and geopolitical tensions with China, and the responses to these events, and related economic disruptions including, but not limited to, labor shortages, inflation, and supply chain disruptions; the impact of new regulation by the Michigan Public Service Commission (“MPSC”), the Federal Energy Regulatory Commission (“FERC”), and other applicable governmental proceedings and regulations, including any associated impact on electric or gas rates or rate structures; potentially adverse regulatory treatment or failure to receive timely regulatory orders affecting Consumers that are or could come before the MPSC, FERC, or other governmental authorities; changes in the performance of or regulations applicable to Midcontinent Independent System Operator, Inc., Michigan Electric Transmission Company, LLC (a non-affiliated company), pipelines, railroads, vessels, or other service providers that CMS Energy, Consumers, or any of their affiliates rely on to serve their customers; the adoption of or challenges to federal or state laws or regulations or changes in applicable laws, rules, regulations, principles, or practices, or in their interpretation, such as those related to energy policy, Retail Open Access, which allows electric generation customers to choose alternative electric suppliers pursuant to Michigan’s Public Acts 141 and 142 of 2000, as amended, the Public Utility Regulatory Policies Act of 1978, infrastructure integrity or security, cybersecurity, gas pipeline safety, gas pipeline capacity, energy waste reduction, the environment, regulation or deregulation, reliability, health care reforms (including comprehensive health care reform enacted in 2010), taxes, accounting matters, climate change, air emissions, renewable energy, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other business issues that could have an impact on CMS Energy’s, Consumers’, or any of their affiliates’ businesses or financial results; factors affecting operations, such as costs and availability of personnel, equipment, and materials; weather and climate conditions; natural disasters; catastrophic weather-related damage; scheduled or unscheduled equipment outages; maintenance or repairs; contractor performance; environmental incidents; failures of equipment or materials; electric transmission and distribution or gas pipeline system constraints; interconnection requirements; political and social unrest; general strikes; the government and/or paramilitary response to political or social events; and changes in trade policies or regulations; increased frequency or intensity of storms and other adverse weather events due to climate change that could negatively impact infrastructure owned by CMS Energy or Consumers; the ability of CMS Energy and Consumers to execute cost-reduction strategies; potentially adverse regulatory or legal interpretations or decisions regarding environmental matters, or delayed regulatory treatment or permitting decisions that are or could come before agencies such as the Michigan Department of Environment, Great Lakes, and Energy, the U.S. Environmental Protection Agency, FERC, and/or the U.S. Army Corps of Engineers, and potential environmental remediation costs associated with these interpretations or decisions, including those that may affect Consumers’ coal ash management or routine maintenance, repair, and replacement classification under New Source Review, a construction-permitting program under the Federal Clean Air Act of 1963, as amended; changes in energy markets, including availability, price, and seasonality of electric capacity and the timing and extent of changes in commodity prices and availability and deliverability of coal, natural gas, natural gas liquids, electricity, oil, gasoline, diesel fuel, and certain related products; the price of CMS Energy common stock, the credit ratings of CMS Energy and Consumers, capital and financial market conditions, and the effect of these market conditions on CMS Energy’s and Consumers’ interest costs and access to the capital markets, including availability of financing to CMS Energy, Consumers, or any of their affiliates; the potential effects on the credit and capital markets of the transition from LIBOR to an alternative reference interest rate, including the secured overnight financing rate (“SOFR”), which may perform differently than LIBOR and could result in increased interest rate expense; the investment performance of the assets of CMS Energy’s and Consumers’ pension and benefit plans, the discount rates, mortality assumptions, and future medical costs used in calculating the plans’ obligations, and the resulting impact on future funding requirements; the impact of the economy, particularly in Michigan, and potential future volatility in the financial and credit markets on CMS Energy’s, Consumers’, or any of their affiliates’ revenues, ability to collect accounts receivable from customers, or cost and availability of capital; changes in the economic and financial viability of CMS Energy’s and Consumers’ suppliers, customers, and other counterparties and the continued ability of these third parties, including those in bankruptcy, to meet their obligations to CMS Energy and Consumers; population changes in the geographic areas where CMS Energy and Consumers conduct business; national, regional, and local economic, competitive, and regulatory policies, conditions, and developments; loss of customer demand for electric generation supply to alternative electric suppliers, increased use of self-generation including distributed generation, energy waste reduction, or energy storage; loss of customer demand for natural gas due to alternative technologies or fuels; restricted ability to construct natural gas infrastructure due to environmental regulations or other governmental action; ability of Consumers to meet increased renewable energy demand due to customers seeking to meet their own sustainability goals in a timely and cost-efficient manner; the reputational or other impact on CMS Energy and Consumers of the failure to achieve greenhouse gas reduction goals related to reducing their impact on climate change; adverse consequences of employee, director, or third-party fraud or non-compliance with codes of conduct or with laws or regulations; federal regulation of electric sales, including periodic re-examination by federal regulators of CMS Energy’s and Consumers’ market-based sales authorizations; any event, change, development, occurrence, or circumstance that could impact the implementation of the Clean Energy Plan, including any action by a regulatory authority or other third party to prohibit, delay, or impair the implementation of the Clean Energy Plan; the availability, cost, coverage, and terms of insurance, the stability of insurance providers, and the ability of Consumers to recover the costs of any insurance from customers; the effectiveness of CMS Energy’s and Consumers’ risk management policies, procedures, and strategies, including strategies to hedge risk related to interest rates and future prices of electricity, natural gas, and other energy-related commodities; factors affecting development of electric generation projects, gas transmission, and gas and electric distribution infrastructure replacement, conversion, and expansion projects, including factors related to project site identification, construction material pricing, schedule delays, availability of qualified construction personnel, permitting, acquisition of property rights, community opposition, and government approvals; potential disruption to, interruption of, or other impacts on facilities, utility infrastructure, operations, or backup systems due to accidents, explosions, physical disasters, global pandemics, cyber incidents, civil unrest, vandalism, war, or terrorism, and the ability to obtain or maintain insurance coverage for these events; changes or disruption in fuel supply, including but not limited to supplier bankruptcy and delivery disruptions; potential costs, lost revenues, reputational harm, or other consequences resulting from misappropriation of assets or sensitive information, corruption of data, or operational disruption in connection with a cyberattack or other cyber incident; potential disruption to, interruption or failure of, or other impacts on information technology backup or disaster recovery systems; technological developments in energy production, storage, delivery, usage, and metering; the ability to implement technology successfully; the impact of CMS Energy’s and Consumers’ integrated business software system and its effects on their operations, including utility customer billing and collections; adverse consequences resulting from any past, present, or future assertion of indemnity or warranty claims associated with assets and businesses previously owned by CMS Energy or Consumers, including claims resulting from attempts by foreign or domestic governments to assess taxes on or to impose environmental liability associated with past operations or transactions; the outcome, cost, and other effects of any legal or administrative claims, proceedings, investigations, or settlements; the reputational impact on CMS Energy and Consumers of operational incidents, violations of corporate policies, regulatory violations, inappropriate use of social media, and other events; restrictions imposed by various financing arrangements and regulatory requirements on the ability of Consumers and other subsidiaries of CMS Energy to transfer funds to CMS Energy in the form of cash dividends, loans, or advances; earnings volatility resulting from the application of fair value accounting to certain energy commodity contracts or interest rate contracts; changes in financial or regulatory accounting principles or policies (e.g., the adoption of the hypothetical liquidation at book value method of accounting for certain non-regulated renewable energy projects); and other matters that may be disclosed from time to time in CMS Energy’s and Consumers’ SEC filings, or in other public documents.

Additional risks and uncertainties are identified and discussed in CMS Energy’s and Consumers’ reports filed with the SEC and are available at the SEC’s website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this news release might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and CMS Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.